VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of the _____ day of February, 2002 by Pierre Cote, Sylvie Lariviere and Eric McAfee (collectively, the "Voting Stockholders") in favor of Greg J. Micek ("Micek").

                                    RECITALS:

         WHEREAS, each Voting Stockholder is currently a shareholder in IQ Biometrix California, Inc. ("IQB"); and

         WHEREAS, IQB proposes to merger with and into JVWeb, Inc., a Delaware corporation (the "Company), and in connection therewith each Voting Stockholder will receive shares of the common stock, $.10 par value per share, of the Company ("Common Stock"); and

         WHEREAS, the merger described in the preceding recital (the "Merger") is conditioned upon the execution of this Agreement by the Voting Stockholders;

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the Company's agreement to enter into the Merger and the Company's consummation of the Merger hereafter, $10.00 paid to each Voting Stockholder by Micek, and other good and valuable consideration (the receipt, adequacy and sufficiency of which Voting Stockholder hereby acknowledges) and as a condition precedent to the Merger in order to represent the interests of the persons who were stockholders of the Company prior to the Merger, each Voting Stockholder hereby agrees as follows:

                                    ARTICLE I
                               Scope of Agreement

         Unless otherwise provided for herein, this Agreement shall cover and be effective as to all shares of Common Stock that are owned now or in the future by any Voting Stockholders and shall include any interest of a Voting Stockholder's spouse in such Common Stock. The termination of the marital relationship between any Voting Stockholders and such Voting Stockholder's spouse for any reason shall not have the effect of removing any Common Stock owned by such Voting Stockholders or such Voting Stockholder's spouse from the provisions of this Agreement. In the event that the number of outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, the term "Common Stock" shall include all shares of stock which relate to, or are issued as a result of, the original shares of Common Stock.

                                   ARTICLE II
                        Board of Directors of the Company

         Each of Micek and each Voting Stockholder hereby agrees that they shall use their best efforts to cause the Board of Directors of the Company, immediately after the effective time of the Merger, to be increased to seven member and, at all times during the term of this Agreement, to cause the Board of Directors to consist of seven members, except as otherwise may be required pursuant to governing instruments of securities issued by the Company.

                                   ARTICLE II
                                Voting Agreement

         Each Voting Stockholder hereby agrees to vote all shares of Common Stock owned by such Voting Stockholder in accordance with, and to effect and carry out, the following provisions:

         2.1 Election of Directors. Micek shall have the right to nominate one individual to stand for election as a director. Each Voting Stockholder shall use such Voting Stockholder's best efforts to cause the Company, no later than 45 days prior to the mailing of any proxy, information or other solicitation statement with respect to a stockholder meeting at which directors are to be elected or other action in lieu thereof, to notify Micek of the date of such mailing. Micek shall notify the Company and each Voting Stockholder of the name of the person he wishes to designate to serve on the Board of Directors of the Company no later than 30 days prior to the date of such mailing. Each Voting Stockholder shall be obligated to vote all Common Stock owned by such Voting Stockholder, and otherwise to use such Voting Stockholder's best efforts, to elect to and maintain on the Company's Board of Directors the person nominated by Micek.

         2.2 Vacancies. Any vacancy on the Board of Directors of the Company occurring by reason of death, resignation, removal or other event involving the Micek nominee shall be filled by a new Director nominated by Micek. Each Voting Stockholder shall be obligated to vote all Common Stock owned by such Voting Stockholder, and otherwise to use such Voting Stockholder's best efforts, to fill such vacancy by the election of such new Director.

         2.3 Removal of Directors. Micek and only Micek shall have the right to remove the Director nominated by him (with or without cause) by giving writing notice to the Board of Directors of the Company and to each Voting Stockholder, who shall thereupon be obligated to vote all Common Stock owned by such Voting Stockholder, and otherwise to use such Voting Stockholder's best efforts, to remove the Director sought to be replaced and to elect a successor Director nominated by Micek.

                                   ARTICLE III
                                 Approval Rights

         Each Voting Stockholder hereby agrees that such Voting Stockholder shall use such Voting Stockholder's best efforts to prevent the Company, without the consent of Micek, from establishing or maintaining in existence one or more stock plans (in any form) whereby the aggregate number of shares of Common Stock available under the plan(s) (whether already issued, or reserved or otherwise available for issuance, pursuant to the plan(s)) exceeds 10% of the then outstanding shares of the Common Stock.

                                   ARTICLE IV
                            Miscellaneous Provisions

         4.1 Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         4.2 Gender. Whenever the context requires herein, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

         4.3 Binding Effect. This Agreement shall be binding upon the parties to this Agreement and their heirs, executors, administrators, and permitted successors and assigns. If any transferee of any Voting Stockholder shall acquire any Common Stock subject to this Agreement, in any manner, whether by operation of law or otherwise, such Common Stock shall be held subject to all of the terms of this Agreement, and by taking and holding such Common Stock such person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

         4.4 Amendments. This Agreement may be amended from time to time by an instrument in writing duly executed by or on behalf of the parties who have rights or obligations under this Agreement at the time of such amendment, which instrument shall be designated on its face as an "Amendment" to this Agreement.

         4.5 Valid Consideration. This Agreement is made by the parties in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

         4.6 Legend. All certificates representing Common Stock now owned or that may hereafter be acquired by a Voting Stockholder shall be endorsed on the back thereof substantially as follows:

         SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT WHICH PROVIDES SIGNIFICANT RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

         Such certificates may be endorsed on the front thereof as follows:

         SEE RESTRICTIONS ON THESE SHARES ON REVERSE SIDE.

         4.7 Term and Termination of Agreement. This Agreement shall be in effect for for two years after completion of the Merger, unless earlier terminated in accordance with the remainder of this Section 4.6. This Agreement may be terminated by an instrument in writing signed by all of the parties who have rights or obligations under this Agreement at the time of signing such instrument.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the date first above written.


------------------------------------                 ---------------------------
         Pierre Cote                                       Sylvie Lariviere


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         Eric McAfee

         The undersigned joins herein for the limited purpose of accepting the benefits in his favor provided for by this Agreement.


------------------------------------
         Greg Micek